UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K/A

(Amendment No. 3)

CURRENT REPORT

Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

Date of Report (date of earliest event reported): May 6, 2009

BMB MUNAI, INC.
(Exact Name of Registrant as Specified in its Charter)

Nevada	001-33034	30-0233726
(State or other jurisdiction of incorporation)	Commission File Number)	(IRS Employer Identification Number)

202 Dostyk Ave., 4th Floor, Almaty, Kazakhstan
(Address of principal executive offices)

050051
(Zip code)

+7 (727) 237-51-25
(Registrant’s telephone number, including area code)

N/A
(Former name of former address, if changed since last report.)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

EXPLANATORY NOTE

This Current Report on Form 8-K/A amends the Current Report on Form 8-K of the Company filed on July 8, 2009 (the “Original Report”), the Amendment No. 1 to the Original Report filed on Form 8-K/A filed on July 14, 2009, (“Amendment No. 1”) and the Amendment No. 2 to the Original Report filed on Form 8/K-A filed on August 5, 2009, (“Amendment No. 2”). In connection with the ongoing review of the Company’s periodic reports, as identified in the Original Report, the Company discovered certain additional inconsistencies in its income tax disclosures in its annual report on Form 10-K for the year ended March 31, 2007.

The Company discovered that the different tax rates between Kazakhstan and U.S. operations were improperly applied to temporary differences at March 31, 2006, primarily relating to its U.S. investments in oil and gas properties and to U.S. accrued interest income. The Company incorrectly applied the 30% Kazakhstan tax rate instead of the 34% U.S. tax rate to those temporary differences, which caused the fiscal 2006 deferred tax liability to be understated by $1,662,543. The proper tax rates were applied during the year ended March 31, 2007 in the Company’s annual report on Form 10-K. Because the fiscal 2006 deferred tax liability was not discovered, the difference was reflected in the Company’s current deferred tax expense for fiscal 2007. This caused the current tax expense amounts and disclosure to appear inconsistent with other years. The Company plans to  correct this error when it files amended reports by accounting for it through prior period retained earnings in its financial information for the 2007 fiscal year.

The Company also discovered that during fiscal 2007 it improperly applied stock based compensation expense of $2,030,960 to U.S. operations rather than Kazakhstan operations. As a result, Kazakhstan income was overstated by $2,030,960, while U.S. income was understated by that same amount. This error does not change the total consolidated net income before taxes reported by the Company during fiscal 2007. It will, however, change the income tax benefit disclosure contained in the “Income Taxes” note. The Income Taxes note incorrectly disclosed a tax benefit from exploration phase of approximately 12% instead of approximately 30% as experienced in other years. Once the stock based compensation expense is properly allocated, the tax benefit from exploration stage in 2007 is consistent with other years.The Company plans to correct this error when it files amended reports by correcting its Income Taxes note.

Except for:

•	the addition of the third sentence to the first paragraph and the dividing of the first paragraph into two separate paragraphs;
•	the addition of the second sentence to the second paragraph and a change to the last sentence of the second paragraph;
•	changes to the first and second sentences of the third paragraph;
•	changes to the fourth paragraph; and
•

certain changes to the tables showing the summary of the effects to the Company’s Consolidated Statements of Operations and Consolidated Statements of Cash Flows as of, and for the period ended, March 31, 2007;

the disclosure contained in Item 4.02 of this Amendment No. 3 has not changed. For convenience and ease of reference, Item 4.02 is restated below in its entirety. No attempt has been made in this Current Report on Form 8-K/A to update other disclosures presented in the Original Report, Amendment No. 1 and Amendment No. 2, and except as expressly stated herein, this Current Report on Form 8-K/A does not reflect events occurring after the filing of the Original Report or modify or update those disclosures affected by subsequent events.

This Current Report, as amended, and the other reports identified herein continue to be under review by the Securities and Exchange Commission and may be subject to additional changes.

Item 4.02 Non-Reliance on Previously Issued Financial Statements or a Related Audit Report or Completed Interim Review.

In response to comments raised by the staff of the Securities and Exchange Commission, the Company commenced a review of its accounting relating to the calculation of deferred income taxes. Based on the Company’s internal review, and after consultation with the audit committee of the Company’s board of directors, as well as the Company’s independent registered public accounting firm, on May 6, 2009, the Company concluded that its audited financial statements for the periods ended March 31, 2008 and 2007, and the unaudited financial statements for the periods ended June 30, 2007, September 30, 2007 and December 31, 2007 are required to be restated due to accounting errors in those periods relating to the Company’s accounting for deferred income taxes. Based on ongoing discussion with the staff of the Securities and Exchange Commission, the Company has also concluded that changes need to be made to the income tax disclosure contained in its audited financial statements for the period ended March 31, 2007 to correct certain inconsistencies in its accounting for foreign taxes and stock based compensation.

During the fourth quarter of fiscal 2008 the Company made adjustments to correct its accounting for deferred income taxes and believes its accounting for deferred income taxes for the fiscal year ended March 31, 2009 and the interim periods ended June 30, 2008, September 30, 2008 and December 31, 2008 is correct. During the fiscal year ended March 31, 2007 the Company corrected its accounting for temporary differences in tax rates between Kazakhstan and the U.S. The Company has determined, however, that its audited financial statements for the fiscal year ended March 31, 2009, and the unaudited financial statements for the periods ended June 30, 2008, September 30, 2008, December 31, 2008 are required to be restated for the purpose of restating the prior period comparative financial information and amending disclosures on income taxes contained in those financial statements.

The restatements result from the Company:

•

erroneously recording a tax expense based on income from Kazakhstan operations that, pursuant to the Company’s license and contract with the Republic of Kazakhstan and Kazakhstan tax law, the Company was not liable to recognize, due to the fact that the Company is operating in the exploration phase;

•	improperly applying foreign tax rates to temporary differences primarily relating to its U.S. investments in oil and gas properties and to U.S. accrued interest income; and
•	improperly allocating to U.S. operations stock based compensation expense that should have been allocated to Kazakhstan operations.

During the fourth quarter of fiscal 2008 the Company recognized the mistake in accounting for deferred income tax and, believing the mistake to be the result of a change in its estimate of deferred income taxes, made adjustments to its financial statements in that period. Based upon further research and investigation, the Company has determined that the change in accounting for deferred income taxes was, in fact, the result of an error, not a change in estimate, due to the oversight and misuse of facts that existed at the time the financial statements were prepared, requiring restatement of the reports identified in the preceding paragraph.

Because of the restatements, the Company’s previously issued consolidated financial statements which are included in its Annual Report on Form 10-K for the years ended March 31, 2009, 2008 and 2007 and its Quarterly Reports on Form 10-Q for the quarters ended June 30, 2007, September 30, 2007, December 31, 2007, June 30, 2008, September 30, 2008 and December 31, 2008 should no longer be relied upon.

The Company is currently in discussion with the staff of the Securities Exchange Commission to determine the proper method for correcting these errors and will file such amendments to its Annual Reports and Quarterly Reports as the Commission and the Company agree are necessary. These amendments will include restated consolidated financial statements and notes thereto, and other appropriate revisions. The Company anticipates these amended filings will be filed as soon as practicable after the Company clears the remaining outstanding comments of the staff of the Securities and Exchange Commission.

The primary effect of the restatement will result in the following changes to the Company’s consolidated financial statements for the fiscal years ended March 31, 2007 and 2008 and the periods ended June 30, 2007, September 30, 2007 and December 31, 2007:

•	decreases to “Deferred taxes”, “Total long term liabilities” and “Accumulated deficit” and an increase in “Retained earnings” and “Total shareholders’ equity” in the Consolidated Balance Sheets
•

a decrease to “Income tax expense” and increases to “Net income”, “Basic net income per common share” and “Diluted net income per common share” in the Consolidated Statements of Operations in all periods except for the fiscal year ended March 31, 2008, during which we realized decreases in “Income tax benefit”, “Net income”, “Basic net income per common share” and no change in “Diluted net income per common share”; and

•	an increase in “Net income” and a decrease in “Income tax (benefit)/provision” in the Consolidated Statements of Cash Flows.

Following is a summary of the effects of these adjustments on the Company’s Consolidated Balance Sheets, Consolidated Statements of Operations and Consolidated Statements of Cash Flows as of, and for the periods ending, March 31, 2007, June 30, 2007, September 30, 2007, December 31, 2007 and March 31, 2008:

CONSOLIDATED BALANCE SHEETS

	AS PREVIOUSLY REPORTED	ADJUSTMENTS	AS RESTATED

MARCH 31, 2007:
Deferred taxes	$7,948,297	($299,999)	$7,648,298
Total long term liabilities	$10,114,126	($299,999)	$9,814,127
Accumulated deficit	($8,204,936)	$299,999	($7,904,937)
Total shareholders’ equity	$125,561,620	$299,999	$125,861,619
TOTAL LIABILITIES AND SHAREHOLDERS’ EQUITY	$144,796,045	$0	$144,796,045

JUNE 30, 2007:
Deferred taxes	$9,475,728	($1,827,430)	$7,648,298
Total long term liabilities	$11,670,225	($1,827,430)	$9,842,795
Accumulated deficit	($4,322,679)	$1,827,430	($2,495,249)
Total shareholders’ equity	$130,020,834	$1,827,430	$131,848,264
TOTAL LIABILITIES AND SHAREHOLDERS’ EQUITY	$154,028,651	$0	$154,028,651

SEPTEMBER 30, 2007:
Deferred taxes	$12,019,068	($4,370,770)	$7,648,298
Total long term liabilities	$74,747,418	($4,370,770)	$70,376,648
Retained earnings	$614,394	$4,370,770	$4,985,164
Total shareholders’ equity	$135,534,864	$4,370,770	$139,905,634
TOTAL LIABILITIES AND SHAREHOLDERS’ EQUITY	$222,830,745	$0	$222,830,745

DECEMBER 31, 2007:
Deferred taxes	15,370,129	(7,721,831)	7,648,298
Total long term liabilities	78,557,874	(7,721,831)	70,836,043
Retained earnings	7,119,395	7,721,831	14,841,226
Total shareholders’ equity	142,616,822	7,721,831	150,338,653
TOTAL LIABILITIES AND SHAREHOLDERS’ EQUITY	$241,979,412	$0	$241,979,412

MARCH 31, 2008:
Deferred taxes	$7,544,716	$0	$7,544,716
Total long term liabilities	$71,808,702	$0	$71,808,702
Retained earnings	$23,405,627	$0	$23,405,627
Total shareholders’ equity	$159,803,931	$0	$159,803,931
TOTAL LIABILITIES AND SHAREHOLDERS’ EQUITY	$254,838,093	$0	$254,838,093

CONSOLIDATED STATEMENTS OF OPERATIONS

	AS PREVIOUSLY REPORTED	ADJUSTMENTS	AS RESTATED

YEAR ENDED MARCH 31, 2007:
Income tax (expense)/benefit	($853,280)	$1,148,609	$295,329
Net income	$1,039,491	$1,148,609	$2,188,100
Basic net income per common share	$0.02	$0.03	$0.05
Diluted net income per common share	$0.02	$0.03	$0.05

3 MONTHS ENDED JUNE 30, 2007:
Income tax expense	($1,527,431)	$1,527,431	$0
Net income	$3,882,257	$1,527,431	$5,409,688
Basic net income per common share	$0.09	$0.03	$0.12
Diluted net income per common share	$0.09	$0.03	$0.12

3 MONTHS ENDED SEPTEMBER 30, 2007:
Income tax expense	($2,543,340)	$2,543,340	$0
Net income	$4,937,073	$2,543,340	$7,480,413
Basic net income per common share	$0.11	$0.06	$0.17
Diluted net income per common share	$0.11	$0.06	$0.17

6 MONTHS ENDED SEPTEMBER 30, 2007:
Income tax expense	($4,070,771)	$4,070,771	$0
Net income	$8,819,330	$4,070,771	$12,890,101
Basic net income per common share	$0.20	$0.09	$0.29
Diluted net income per common share	$0.20	$0.09	$0.29

3 MONTHS ENDED DECEMBER 31, 2007:
Income tax expense	($3,351,061)	$3,351,061	$0
Net income	$6,505,001	$3,351,061	$9,856,062
Basic net income per common share	$0.15	$0.07	$0.22
Diluted net income per common share	$0.14	$0.08	$0.22

9 MONTHS ENDED DECEMBER 31, 2007:
Income tax expense	($7,421,832)	$7,421,832	$0
Net income	$15,324,331	$7,421,832	$22,746,163
Basic net income per common share	$0.34	$0.16	$0.50
Diluted net income per common share	$0.34	$0.17	$0.51

YEAR ENDED MARCH 31, 2008:
Income tax benefit	$403,581	($299,999)	$103,582
Net income	$31,610,563	($299,999)	$31,310,564
Basic net income per common share	$0.71	($0.01)	$55,008.00
Diluted net income per common share	$0.70	$0.00	$0.70

CONSOLIDATED STATEMENTS OF CASH FLOWS

	AS PREVIOUSLY REPORTED	ADJUSTMENTS	AS RESTATED

YEAR ENDED MARCH 31, 2007:
Net Income	$1,039,491	$1,148,609	$2,188,100
Income tax (benefit)/provision	$853,280	($1,148,609)	($295,329)
Net cash used in operating activities	$5,914,292	$0	$5,914,292

3 MONTHS ENDED JUNE 30, 2007:
Net Income	$3,882,257	$1,527,431	$5,409,688
Income tax (benefit)/provision	$1,527,431	($1,527,431)	$0
Net cash provided by operating activities	$8,997,673	$0	$8,997,673

6 MONTHS ENDED SEPTEMBER 30, 2007:
Net Income	$8,819,330	$4,070,771	$12,890,101
Income tax (benefit)/provision	$4,070,771	($4,070,771)	$0
Net cash provided by operating activities	$10,774,828	$0	$10,774,828

9 MONTHS ENDED DECEMBER 31, 2007:
Net Income	$15,324,331	$7,421,832	$22,746,163
Income tax (benefit)/provision	$7,421,832	($7,421,832)	$0
Net cash provided by operating activities	$23,874,252	$0	$23,874,252

YEAR ENDED MARCH 31, 2008:
Net Income	$31,610,563	($299,999)	$31,310,564
Income tax (benefit)/provision	($403,581)	$299,999	($103,582)
Net cash provided by operating activities	$49,981,194	$0	$49,981,194

SIGNATURE

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

BMB MUNAI, INC.

Date: September 3, 2009	By:	/s/ Gamal Kulumbetov
Gamal Kulumbetov
Chief Executive Officer